Exhibit 10.4
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment to Employment Agreement (the “Amendment”) is made as of June 25, 2026, between Six Flags Entertainment Corporation, a Delaware corporation (the “Company”) and Tim Fisher (“Executive”). Capitalized terms used in this Amendment that are not defined herein shall have the meaning ascribed to them in the Employment Agreement (as defined below).
WHEREAS the Company and Executive are parties to an employment agreement dated October 8, 2024, as amended by the First Amendment thereto dated as of November 21, 2025 (as amended, the “Employment Agreement”);
WHEREAS, the Company and Executive desire for the term of the Employment Agreement to expire on December 15, 2026, and for the Executive to remain with the Company through such date, or such earlier date as mutually agreed to by the Company and the Executive;
WHEREAS, the Company and the Executive desire to extend the change in control severance protection period under the Employment through December 15, 2026, and, in connection with such extension, (i) delete Section 4.7 of the Employment Agreement relating to a Retention Bonus, and (ii) agree that no Annual Equity Grant will be issued to the Executive for calendar year 2026 pursuant to Section 4.3(d) of the Employment Agreement; and
WHEREAS, the Company and Executive hereby agree to amend the Employment Agreement as follows pursuant to and in accordance with Section 12.3 of the Employment Agreement.
NOW THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:
1.Amendments to Employment Agreement.
(a)Term
The following shall be added to the end of Section 1 of the Employment Agreement:
“Notwithstanding the foregoing, the Term shall end on December 15, 2026 (unless terminated by the mutual agreement of the Company and the Executive prior to such date), with Executive’s termination of employment on December 15, 2026 (or prior to such date) treated as a termination by the Company without Cause for purposes of Sections 5.3(b) and 6.1(b)(ii) of the Employment Agreement.”
(b)Title and Duties
The following shall be added to the end of Section 2 of the Employment Agreement:
“Notwithstanding the above, if, during the remainder of the Term, the Company hires a new person to be the Chief Operating Officer of the Company, the Executive agrees that his title will thereafter be Special Advisor to the Chief Executive Officer, and his duties will be as determined by the Chief Executive Officer, with such duties currently contemplated to include assistance developing new capital and maintenance programs for the Company’s amusement parks, and assisting the new Chief Operating Officer transitioning into their new role. For the avoidance of doubt, Executive agrees that any such change in Executive’s title and duties shall not constitute Good Reason (as defined in Section 6.5 herein).”
(c)Retention Bonus
Section 4.7 of the Employment Agreement is hereby deleted in its entirety.
(d)Annual Equity Grant
A new Section 4.3(d)(iv) is added to the Employment Agreement to read as follows:
“(iv)    Notwithstanding the above, no Annual Equity Grant will be granted to the Executive during, or with respect to, calendar year 2026.”
(e)Extension of CIC Severance Protection Period
Section 6.1(b)(ii) of the Employment Agreement is amended in its entirety to read as follows:
“if such termination occurs during the period commencing following a Change in Control and ending on December 15, 2026:
(A)an amount equal to two and one half (2.5) times Executive’s Base Salary and target Annual Cash Incentive, payable in a single lump sum payment on the Company’s next regularly scheduled payroll date following the seventh (7th) day after Executive’s termination of employment, provided that such payments are subject to the provisions of Sections 6.6 and 12.7; and
(B)full and immediate vesting in all of Executive’s equity awards under the Stock Incentive Plan and all Rollover Equity, in each case, then held by Executive as of the date of such termination provided further that any equity awards conditioned upon performance criteria, goals or objectives that so vest fully and immediately upon such a termination shall be payable at target.”
2.Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect.
3.Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein and therein.
4.Governing Law. This Amendment shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Ohio without regard to the conflict of law provisions thereof.
5.Counterparts. This Amendment and all documents contemplated by or delivered under or in connection with this Amendment may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.
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IN WITNESS WHEREOF this Amendment has been executed by the parties as of the date first above written.

Six Flags Entertainment Corporation

By: /s/ Christopher Bennett
Name: Christopher Bennett
Title: Chief Legal and Compliance Officer and Secretary

Executive

/s/ Tim Fisher
Name: Tim Fisher